Exhibit 99.1

FLUIDIGM REPORTS Q2 2014 RESULTS
Strong Q2 2014 organic revenue growth of 32% year-over-year

SOUTH SAN FRANCISCO, Calif. - July 31, 2014 - Fluidigm Corporation (NASDAQ:FLDM) today announced its financial results for the second quarter ended June 30, 2014.

Total revenue for the second quarter of 2014 was $27.6 million, an increase of 58% from $17.5 million in the second quarter of 2013. Organic revenue (excluding revenue attributable to the DVS Sciences acquisition, comprised of the CyTOF® 2 system and proteomics analytical consumables) was $23.0 million, an increase of 32% over the same quarter in 2013. Net loss for the second quarter of 2014 was $12.7 million, compared to a net loss of $4.0 million in the second quarter of 2013. Non-GAAP net loss for the second quarter of 2014 was $1.7 million, compared with $1.7 million non-GAAP net loss for the second quarter of 2013 (see accompanying table for reconciliation of GAAP and non-GAAP measures).

“Fluidigm’s second quarter performance demonstrated the strength of our core organic business across single-cell genomics and production genomics. We are delighted to announce that our installed base for C1™ and BioMark™ systems for single-cell research surpassed 400 units at the end of the quarter. In addition, production genomics consumables revenue grew approximately 60% year-over-year due to increased system utilization,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

“We made solid progress on building and integrating the commercial infrastructure and improving the customer experience for our proteomics product line. Our conviction in the single-cell biology market and the strategic rationale of the DVS Sciences acquisition continued to strengthen in the quarter as we created cross-selling opportunities and observed positive funding trends across our proteomics and genomics portfolios,” continued Worthington.

Financial Highlights and Analysis

•	Instrument revenue grew 51% year-on-year in the quarter, driven by increased sales of the C1 system, and contribution from the recently acquired CyTOF 2 system.

◦	Organic instrument revenue growth (which excludes contribution from the CyTOF 2 system) was 20% year-on-year in the quarter.

◦	Approximately 70% of the BioMark system sales during the quarter were motivated by single-cell research. Approximately 20% of C1 system sales were bundled with a BioMark system in the quarter.

•	Consumables revenue grew 71% year-on-year in the quarter driven by strength across all applications.

◦	Organic consumables revenue growth (which excludes contribution from proteomics analytical consumables) was 51% year-on-year in the quarter.

◦
Consumables pull-through in the quarter was within its historical range of $40,000 - $50,000 per instrument/year for genomics analytical systems, and was slightly above its expected range of $15,000 - $25,000 per instrument/year for genomics preparatory systems.

◦	Consumables pull-through for proteomics analytical systems in the quarter was slightly above its historical range of $50,000 -$70,000 per instrument/year.

•	Geographic revenue as a percent of total product revenue in the second quarter of 2014 was as follows: United States - 52%; Europe - 27%; Japan - 1%; Asia-Pacific - 17%; and Other - 3%.

•	Fluidigm’s instrument installed base was 1,147 units at the end of the quarter.

◦	Genomics analytical systems (BioMark, BioMark HD, and EP1™ systems) represented 585 units of the installed base, genomics preparatory systems (Access Array™ and C1 systems)

represented 481 units of the installed base, and proteomics analytical systems (CyTOF and CyTOF 2) represented the remainder.

•
GAAP product margin was 64% in the second quarter of 2014, versus 72% in the year ago period. Non-GAAP product margin, which excludes the effects of amortization of developed technology, depreciation and amortization, non-cash charge for the sale of inventory revalued at the date of acquisition, and stock-based compensation expense, was 77% in the second quarter of 2014, versus 74% in the year ago period (see accompanying table for reconciliation of GAAP and non-GAAP product margins).

•	Fluidigm ended June 30, 2014 with approximately $157.0 million in cash, cash equivalents, and investments.

Business Highlights Since Fluidigm’s Last Earnings Release

•	The total number of single-cell biology publications referencing Fluidigm increased to 199, which includes 59 publications citing mass cytometry technology.

•
Single-cell mRNA sequencing study utilizing the C1 Single-Cell Auto Prep System published in Nature, demonstrating the importance of single-cell sequencing to identify rare cell populations normally hidden in bulk sample studies.

•	Launched the C1 Open App™ Program, enabling researchers to develop and share new single-cell applications on the C1 Single-Cell Auto Prep System.

•
Announced an early access program for Fluidigm’s upcoming imaging mass cytometry platform, which combines an upfront laser ablation module with the CyTOF system to enable multi-parameter tissue-based image analysis.

Financial Outlook
Fluidigm is projecting 2014 total revenue to be between $112 million to $118 million. Organic revenue is projected to be between $94 million and $96 million, an increase of 32% to 35% over 2013. The Company projects 2014 operating expenses on a GAAP basis to be between $134 million and $136 million and on a non-GAAP basis, excluding approximately: $11 million of acquisition-related expenses, $19 million of stock-based compensation expense, and $4 million of depreciation and amortization expense, to be between $100 million and $102 million (also, see accompanying table for reconciliation of GAAP and non-GAAP operating expenses for the second quarter of 2014 and 2013). Stock-based compensation expense is expected to be between $21 million and $22 million, including $9 million related to assumed share-based awards from the DVS acquisition. Interest expense is projected to be $5.3 million and capital spending is expected to be between $11 million and $13 million.

Conference Call Information
Fluidigm will host a conference call today, July 31, 2014 at 5:00 p.m. Eastern Time. The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live stream of its second quarter 2014 financial results conference call for investors at: http://investors.fluidigm.com/events.cfm. The link will not be active until 4:45 p.m. Eastern Time on July 31, 2014. A telephone replay of the teleconference will be available 90 minutes after the end of the call at (855) 859-2056 (domestic toll-free), or (404) 537-3406 (international toll), access code 72995443. The conference call will also be archived on the Fluidigm investor’s page at: http://investors.fluidigm.com.

Statement Regarding Use of Non-GAAP Financial Information
Fluidigm has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the three and six months ended June 30, 2014 and 2013. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the accompanying table of this release.

Use of Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the integration of Fluidigm’s proteomics product line; the anticipated growth and funding trends of the single-cell biology market; expectations regarding future sales, revenue, opportunities and financial performance; Fluidigm’s product and marketing plans; and current estimates of 2014 total revenue growth, organic revenue growth, GAAP and non-GAAP operating expenses, stock-based compensation expense, interest expense, and capital spending. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results. Fluidigm’s business is subject to numerous risks and uncertainties, including but not limited to, risks relating to the integration of the recently acquired proteomics product line with Fluidigm’s business and operations and the future financial performance of its proteomics and genomics product lines; the possible loss of key employees, customers, or suppliers as a result of uncertainty caused by the acquisition; intellectual property risks arising from the acquisition, including risks relating to maintaining material in-licensed intellectual property rights; risks relating to market acceptance of its products; its ability to successfully launch new products and applications; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in its Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and other filings with the Securities and Exchange Commission. Additional information will also be set forth in Fluidigm’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets life science analytical and preparatory systems for growth markets such as single-cell biology and production genomics. We sell to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies worldwide. Our systems are based on proprietary microfluidics and multi-parameter mass cytometry technology, and are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing excellent data quality. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

For more information, please visit www.fluidigm.com.

Fluidigm, the Fluidigm logo, C1, BioMark, EP1, Access Array, CyTOF, and Open App are trademarks or registered trademarks of Fluidigm Corporation.

Contact:
Fluidigm Corporation
Ana Petrovic
Director, Investor Relations & Strategy
(650) 243-6628 (Office)
ana.petrovic@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Instruments	$15,370	$10,165	$30,477	$18,070
Consumables	12,109	7,102	22,451	13,452
Product revenue	27,479	17,267	52,928	31,522
License and grant revenue	128	213	403	493
Total revenue	27,607	17,480	53,331	32,015
Costs and expenses:
Cost of product revenue	9,955	4,876	18,659	9,135
Research and development	11,374	4,997	19,020	9,194
Selling, general and administrative	18,655	11,597	33,912	22,743
Acquisition-related expenses	—	—	10,696	—
Total costs and expenses	39,984	21,470	82,287	41,072
Loss from operations	(12,377)	(3,990)	(28,956)	(9,057)
Interest expense	(1,415)	(2)	(2,441)	(12)
Gain from sale of investment in Verinata	—	—	—	1,777
Other (expense) income, net	(18)	(39)	30	(252)
Loss before income taxes	(13,810)	(4,031)	(31,367)	(7,544)
Benefit from (provision for) income taxes	1,128	(15)	3,271	(53)
Net loss	$(12,682)	$(4,046)	$(28,096)	$(7,597)

Net loss per share, basic and diluted	$(0.45)	$(0.16)	$(1.03)	$(0.30)

Shares used in computing net loss per share, basic and diluted	27,960	25,443	27,389	25,343

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2014	December 31, 2013 (1)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,681	$35,261
Short-term investments	51,063	49,083
Accounts receivable, net	13,329	10,552
Inventories	16,357	8,148
Prepaid expenses and other current assets	3,004	1,540
Total current assets	127,434	104,584
Long-term investments	62,294	1,942
Property and equipment, net	11,568	6,818
Other non-current assets	4,405	3,571
Developed technology, net	107,800	—
Goodwill	104,245	—
Total assets	$417,746	$116,915
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,637	$4,353
Accrued compensation and related benefits	5,506	5,485
Other accrued liabilities	8,296	5,392
Deferred revenue, current portion	5,867	2,721
Total current liabilities	27,306	17,951
Convertible notes	195,343	—
Deferred tax liability	27,904	—
Other non-current liabilities	5,367	2,550
Total liabilities	255,920	20,501
Total stockholders’ equity	161,826	96,414
Total liabilities and stockholders’ equity	$417,746	$116,915

(1)	Derived from audited consolidated financial statements.

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating Activities
Net loss	$(28,096)	$(7,597)
Depreciation and amortization	1,842	1,193
Stock-based compensation expense	9,256	2,932
Non-cash charges related to acquisition	7,530	—
Gain from sale of investment in Verinata	—	(1,777)
Other non-cash item	67	29
Changes in assets and liabilities, net	(834)	1,699
Net cash used in operating activities	(10,235)	(3,521)
Investing Activities
Acquisition, net of cash acquired	(113,190)	—
Purchases of investments	(86,793)	(40,620)
Proceeds from sales and maturities of investments	24,461	14,440
Proceeds from sale of investment in Verinata	—	3,117
Purchase of intangible assets	—	(1,148)
Purchases of property and equipment	(4,563)	(912)
Net cash used in investing activities	(180,085)	(25,123)
Financing Activities
Proceeds from issuance of convertible notes, net	195,212	—
Proceeds from exercise of stock options	3,457	2,420
Net cash provided by financing activities	198,669	2,420
Effect of foreign exchange rate fluctuations on cash and cash equivalents	71	(135)
Net increase (decrease) in cash and cash equivalents	8,420	(26,359)
Cash and cash equivalents at beginning of period	35,261	58,649
Cash and cash equivalents at end of period	$43,681	$32,290

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014		2013
Net loss (GAAP)	$(12,682)	$(4,046)	$(28,096)		$(7,597)
Acquisition-related expenses	—	—	10,696	(1)	—
Stock-based compensation expense	5,877	1,677	9,256		2,932
Amortization of developed technology	2,800	—	4,200		—
Interest expense	1,415	2	2,441		12
Depreciation and amortization	959	609	1,842		1,193
Non-cash charge for sale of inventory revalued at the date of acquisition	165	—	682		—
Benefit from acquisition related income taxes	(327)	—	(2,739)		—
Gain from sale of investment in Verinata	—	—	—		(1,777)
Loss on disposal of property and equipment	67	29	67		29
Net loss (Non-GAAP)	$(1,726)	$(1,729)	$(1,651)		$(5,208)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Product margin (GAAP)	$17,524	$12,391	$34,269	$22,387
Amortization of developed technology	2,800	—	4,200	—
Depreciation and amortization	219	192	438	372
Non-cash charge for sale of inventory revalued at the date of acquisition	165	—	682	—
Stock-based compensation expense	443	165	706	284
Product margin (Non-GAAP)	$21,151	$12,748	$40,295	$23,043

Product margin percentage (GAAP)	63.8%	71.8%	64.7%	71.0%
Product margin percentage (Non-GAAP)	77.0%	73.8%	76.1%	73.1%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014		2013
Operating expenses (GAAP)	$30,029	$16,594	$63,628		$31,937
Acquisition-related expenses	—	—	(10,696)	(1)	—
Stock-based compensation expense	(5,434)	(1,512)	(8,550)		(2,648)
Depreciation and amortization	(740)	(417)	(1,404)		(821)
Operating expenses (Non-GAAP)	$23,855	$14,665	$42,978		$28,468

(1) Acquisition-related expenses include charges for accelerated vesting of certain DVS restricted stock and options; consulting, legal, and investment banking fees; and other expenses.